Brighthouse Life Insurance Company

POLICY NUMBER: [SPECIMEN]

INSURED: [JOHN MIDDLE DOE]

FLEXIBLE PREMIUM ADJUSTABLE LIFE POLICY

Brief Description of Your Policy

This is a flexible premium adjustable life insurance policy with index-linked crediting and an acceleration of death benefit for terminal illness provision. Premiums can be paid until Attained Age 121. Benefits, values, periods of coverage and Premiums are on an indeterminate basis. The Policy is Non-Participating; therefore, it does not pay dividends.

WHILE POLICY VALUES MAY BE AFFECTED BY THE PERFORMANCE OF AN EXTERNAL INDEX, THE INDEXED ACCOUNTS DO NOT DIRECTLY PARTICIPATE IN ANY STOCK OR EQUITY INVESTMENT NOR DO THEY INVEST DIRECTLY IN ANY INDEX. BENEFITS AND VALUES, WHEN BASED ON THE VALUE OF AN INDEXED ACCOUNT, ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

All Policy values will be reduced if an Accelerated Death Benefit Payment is made. You should consult a tax adviser to determine the current tax consequences before requesting any Accelerated Death Benefit Payment.

If the Insured dies while the Policy is in force, we will pay the Policy Proceeds to the Beneficiary or to the person who is legally entitled to them. We must receive due proof of the Insured’s death. Any payment will be subject to all of the provisions of the Policy.

Right to Examine Your Policy

Please read the Policy to be sure it meets your needs. You may return the Policy to our Administrative Office or to the financial representative through whom it was purchased within [10] days ([30] days in case of replacement) from the date you receive it. If you return it within this period, we will refund any Cash Value as of the date we receive the returned Policy; plus any charges deducted from the premiums paid; plus any charges deducted from the Cash Value; and minus any Policy Loan Balance; and minus any Accelerated Death Benefit paid. The Policy will be void from the start.

PLEASE READ YOUR POLICY CAREFULLY.

The Policy is a legal contract between the Owner and Brighthouse Life Insurance Company.

Brighthouse Life Insurance Company

Administrative Office: [100 Centerview Drive, Suite 100, Nashville, TN 37214

1-800-882-1292 www.brighthousefinancial.com]

[		]	[		]
	President			Secretary

5-71-22-CV	Page 1

Riders, Endorsements, Amendments, if any, and a copy of the Application, are a part of the Policy and follow the Owner and Beneficiary Section.

5-71-22-CV	Page 2

Policy Specifications

Policy Number	Insured	Sex of Insured

[SPECIMEN]	[JOHN MIDDLE DOE]	[MALE]

Issue Age of Insured	Policy Start Date	Policy Issue Date

[35]	[APRIL 1, 2023]	[APRIL 1, 2023]

Face Amount	Risk Class	Insurance Department Phone Number

$[50,000.00]	[SMOKER]	[XXX-XXX-XXXX]

Separate Account

Brighthouse Separate Account L

Schedule of Benefits

Flexible Premium Adjustable Life Insurance Policy

[Guaranteed Distribution Rider]

Accelerated Death Benefit for Terminal Illness

Minimum Accelerated Death Benefit Amount	$[20,000.00]

Maximum Accelerated Death Benefit Amount	Lesser of: [50]% of the Face Amount and $[250,000.00]

Premium Payments*

Planned First Year Lump Sum	$[0.00]

[Planned [Annual] Premium]

[Payment for Year 1	$[2,518.57

Payment for Years 2 – 10	$[2,518.57]

Payment for Years 11 and Later]	$[0.00]

* It is possible that insurance coverage may not continue to Attained Age 121 even if your Planned Premium Payments are paid in a timely manner. This is due to the fact that current cost of insurance and interest rates are not guaranteed, and Policy Loans may be taken. You may change your Planned Premium Payments; however, new Policy Specifications pages will not be sent to you for such a change.

The Policy will stay in effect after Attained Age 121 as long as the Cash Surrender Value remains greater than or equal to zero. No Annual Deductions will be taken on or after Attained Age 121. However, Loan Interest will be charged on any Policy Loan

(Sex-Distinct)

Policy Specifications

Policy Number	[SPECIMEN]	Insured	[JOHN MIDDLE DOE]

Limits That Apply to Your Policy

Minimum Premium Payment Amount	$[2,500.00]

Minimum Loan Amount	$[100.00]

Percentage Used to Calculate Loan Value	[90.0]%

Interest Rates

Fixed Account Guaranteed Minimum Interest Rate	Loan Account Guaranteed Minimum Interest Rate

[1.00]%	[1.00]%

Credited interest rates may be changed at any time but will never be less than the minimums shown.

Schedule of Rates

All charges are described in your Policy.

Maximum Percent of Premium Charge Rate
[Years 1-20	[10.00]% of each Premium Payment

Years 21 & Later]	[10.00]% of each Premium Payment

Maximum Annual Administrative Charge Rate
[Years 1-20	[0.3668] per $ 1,000 of Face Amount

Years 21 & Later]	[0.3668] per $ 1,000 of Face Amount

Maximum Annual Indexed Account Charge Rate
[Years 1-20]	[0.50]% of the Total Indexed Account Balance

Years 21 & Later]	[0.50]% of the Total Indexed Account Balance

Policy Specifications

Policy Number	[SPECIMEN]	Insured	[JOHN MIDDLE DOE]

Annual Cost of Insurance Charge

The charge equals the Net Amount at Risk times the Annual Cost of Insurance Rate divided by 1,000. See the Table of Guaranteed Maximum Annual Cost of Insurance Rates below.

Annual Maximum Fixed Loan Interest Rate

[Years 1-20	[5.00]%

Years 21 & Later]	[4.00]%

Any changes to the Annual Cost of Insurance Rates and to charges shown above will not exceed the maximums shown. All Annual Cost of Insurance charges and rates may be changed based only on changes in our future expectations as to: mortality; investment earnings; taxes; expenses; capital and reserve requirements; profits and persistency. Changes will only be made according to procedures and standards filed, if required, with the state which governs the Policy. Changes will be made on a future basis only (and will not recoup past losses or distribute past gains) and will not be unfairly discriminatory.

[Policy Deduction Method

Policy deductions are taken proportionally from the Fixed Account, Holding Accounts, and Indexed Accounts. The proportional amounts are calculated based on the Cash Values across all accounts. The sum of the values in an Indexed Account and its associated Holding Account is considered one proportion. However, the corresponding proportional amount is subtracted first from the Holding Account until it has been reduced to zero and then any remaining amount is subtracted from the associated Indexed Account.]

Surrender Charge Schedule

Beginning of Year	Surrender Charge

1	[$918.56
2	887.50
3	862.50
4	825.00
5	775.00
6	600.00
7	587.50
8	550.00
9	462.50
10	300.00
11 & Later	0.00]

When We Deduct a Surrender Charge

A Surrender Charge may be deducted during the first 10 policy years. During the surrender charge period, a Surrender Charge will apply upon surrender and upon lapse.

Policy Specifications

Policy Number	[SPECIMEN]	Insured	[JOHN MIDDLE DOE]

Basis of Computation of	2017 CSO MORTALITY TABLE FOR A [MALE SMOKER], AGE LAST BIRTHDAY
Minimum Cash Value

Annual Cost of Insurance	[1.01]
Factor

Table of Guaranteed Maximum Annual Cost of Insurance Rates (per $1,000 of

Net Amount at Risk)

Attained Age	Rate	Attained Age	Rate	Attained Age	Rate

[35	1.41	64	19.08	93	307.04
36	1.54	65	21.23	94	328.92
37	1.69	66	23.52	95	353.05
38	1.87	67	25.93	96	384.06
39	2.12	68	28.52	97	420.11
40	2.39	69	31.39	98	462.39
41	2.66	70	34.64	99	511.12
42	2.91	71	38.36	100	564.68
43	3.13	72	42.49	101	620.90
44	3.29	73	46.98	102	680.73
45	3.47	74	51.67	103	743.28
46	3.69	75	56.42	104	807.44
47	3.94	76	61.15	105	871.61
48	4.21	77	65.90	106	946.70
49	4.51	78	70.80	107	1,000.00
50	4.86	79	76.04	108	1,000.00
51	5.26	80	81.81	109	1,000.00
52	5.71	81	88.00	110	1,000.00
53	6.21	82	96.00	111	1,000.00
54	6.78	83	106.60	112	1,000.00
55	7.42	84	118.87	113	1,000.00
56	8.16	85	133.13	114	1,000.00
57	8.99	86	149.58	115	1,000.00
58	9.94	87	168.35	116	1,000.00
59	11.03	88	189.15	117	1,000.00
60	12.28	89	211.55	118	1,000.00
61	13.72	90	235.13	119	1,000.00
62	15.33	91	259.19	120	1,000.00
63	17.11	92	283.37	121	0.00]

Policy Specifications

Policy Number	[SPECIMEN]	Insured	[JOHN MIDDLE DOE]

Death Benefit Calculation Test*	Cash Value Accumulation Test

Minimum Death Benefit Factors

Attained Age	Factor	Attained Age	Factor	Attained Age	Factor

[35	2.185	65	1.342	95	1.001
36	2.146	66	1.325	96	1.001
37	2.107	67	1.309	97	1.001
38	2.070	68	1.293	98	1.001
39	2.033	69	1.278	99	1.001
40	1.998	70	1.263	100	1.001
41	1.963	71	1.249	101	1.001
42	1.929	72	1.236	102	1.001
43	1.897	73	1.223	103	1.001
44	1.865	74	1.212	104	1.001
45	1.833	75	1.200	105	1.001
46	1.802	76	1.189	106	1.001
47	1.772	77	1.179	107	1.001
48	1.742	78	1.168	108	1.001
49	1.714	79	1.158	109	1.001
50	1.685	80	1.148	110	1.001
51	1.658	81	1.139	111	1.001
52	1.631	82	1.129	112	1.001
53	1.604	83	1.119	113	1.001
54	1.579	84	1.110	114	1.001
55	1.554	85	1.101	115	1.001
56	1.529	86	1.093	116	1.001
57	1.506	87	1.085	117	1.001
58	1.483	88	1.077	118	1.001
59	1.460	89	1.069	119	1.001
60	1.439	90	1.061	120	1.001
61	1.418	91	1.052	121+	1.001]
62	1.398	92	1.043
63	1.379	93	1.032
64	1.360	94	1.018

* This test is used to determine whether this Policy qualifies as life insurance under applicable tax law.

Policy Specifications

Policy Number	[SPECIMEN]	Insured	[JOHN MIDDLE DOE]

[Point-to-Point with Cap Rate and Buffer Rate

Guaranteed Indexed Account Factors

Index	[S&P 500® Index, excluding dividends]

Segment Term	[1 YEAR]

Guaranteed Minimum Holding Account Interest Rate	[1.00]%

Guaranteed Minimum Cap Rate	[3.00]%

Buffer Rate	[10.00]%

Overview – This describes the methods used in calculating Interim Segment Value and the Segment Index-Linked Credit for each Segment of this Indexed Account. The Indexed Account Factors used in determining Interim Segment Value and the Segment Index-Linked Credit take effect on the Segment Start Date and are guaranteed to the Segment Maturity Date but are not guaranteed for future Segments. Indexed Account Factors for each Segment are subject to the Guaranteed Indexed Account Factors shown above. The Indexed Accounts are more fully described in the Indexed Accounts section of the Policy.

Definitions

Buffer Rate – The Buffer Rate for this Indexed Account is the amount of value calculated on any negative index performance that is absorbed by us at the end of the Segment Term. Any negative index performance beyond the Buffer Rate will reduce the Segment Value. The Buffer Rate is shown above.

Cap Rate – The maximum rate that is used in calculating the Segment Index-Linked Credit Rate. The Guaranteed Minimum Cap Rate is shown above. We may declare a higher Cap Rate.

Accrued Cap Rate – The Cap Rate x (Number of days since Segment Start Date ÷ Total number of days in the Interim Segment Term*)

[Accrued Buffer Rate – The Buffer Rate x (Number of days since Segment Start Date ÷ Total number of days in the Segment Term*)]

* The total number of days in each year of a Segment Term is 365.

[Accrued Buffer Rate – Equals 100% throughout the Segment Term]

Segment Index Performance –The percentage change in the Closing Value measured from the Segment Start Date to any day within the Segment Term. Segment Index Performance can be positive, negative, or zero.

Policy Specifications

Policy Number	[SPECIMEN]	Insured	[JOHN MIDDLE DOE]

Interim Segment Value Calculation

Interim Segment Value

The Interim Segment Value for this Indexed Account is the value calculated on any day prior to the end of the Segment Term. The Interim Segment Value is calculated as follows:

Interim Segment Value =	The Segment Value (as defined in your Policy) + Accrued Index Return

Accrued Index Return

The Accrued Index Return is calculated as follows:

Accrued Index Return =	The Segment Value (as defined in your Policy) x Segment Index-Linked Credit Rate

Step 1 – Determine Segment Index Performance

Segment Index Performance is calculated as (b ÷ a) – 1, where:

a = the Closing Value of the Index as of the Segment Start Date; and

b = the Closing Value of the Index as of the day of the calculation.

Step 2 – Determine Segment Index-Linked Credit Rate

If the Segment Index Performance is zero or positive,

Segment Index-Linked Credit Rate =	Lesser of Segment Index Performance or Accrued Cap Rate

If the Segment Index Performance is less than zero,

Segment Index-Linked Credit Rate =	Lesser of zero, or (the Segment Index Performance plus the Accrued Buffer Rate).

Segment Index-Linked Credit Calculation

Segment Index-Linked Credit

At Segment Maturity, the Segment Value will be adjusted by the Segment Index-Linked Credit which is equal to the Segment Index-Linked Credit Rate multiplied by the Segment Value on that date.

Step 1 – Determine Segment Index Performance

Segment Index Performance is calculated, as (b ÷ a) – 1, where:

a = the Closing Value of the Index as of the Segment Start Date; and

b = the Closing Value of the Index as of the Segment Maturity Date.

Step 2 – Determine Segment Index-Linked Credit Rate

If the Segment Index Performance is zero, or positive,

Segment Index-Linked Credit Rate =	Lesser of Segment Index Performance or Cap Rate

If the Segment Index Performance is less than zero,

Segment Index-Linked Credit Rate =	Lesser of zero, or (the Segment Index Performance plus the Buffer Rate).

Page 8.1

Policy Specifications

[The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by affiliates of Brighthouse Financial, Inc. including Brighthouse Services, LLC and Brighthouse Life Insurance Company (collectively, “Brighthouse Financial”). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Brighthouse Financial. The Flexible Premium Adjustable Life Policy is not sponsored, endorsed, sold, or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Flexible Premium Adjustable Life Policy or any member of the public regarding the advisability of investing in securities generally or in the Flexible Premium Adjustable Life Policy particularly or the ability of the S&P 500 Index to track general market performance. S&P Dow Jones Indices’ only relationship to Brighthouse Financial with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 Index is determined, composed, and calculated by S&P Dow Jones Indices without regard to Brighthouse Financial or the Flexible Premium Adjustable Life Policy. S&P Dow Jones Indices have no obligation to take the needs of Brighthouse Financial or the owners of the Flexible Premium Adjustable Life Policy into consideration in determining, composing, or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Flexible Premium Adjustable Life Policy or the timing of the issuance or sale of the Flexible Premium Adjustable Life Policy or in the determination or calculation of the equation by which the Flexible Premium Adjustable Life Policy can be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing, or trading of the Flexible Premium Adjustable Life Policy. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Flexible Premium Adjustable Life Policy currently being issued by Brighthouse Financial, but which may be similar to and competitive with the Product. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500 Index.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BRIGHTHOUSE FINANCIAL, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND BRIGHTHOUSE FINANCIAL, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]]

Page 8.2

Policy Specifications

Policy Number	[SPECIMEN]	Insured	[JOHN MIDDLE DOE]

  [Point-to-Point with Step Rate and Buffer Rate

  Guaranteed Indexed Account Factors

Index	[S&P 500® Index, excluding dividends]

Segment Term	[1 YEAR]

Guaranteed Minimum Holding Account Interest Rate	[1.00]%

Guaranteed Minimum Step Rate	[1.00]%

Buffer Rate	[10.00]%

Overview – This describes the methods used in calculating Interim Segment Value and the Segment Index-Linked Credit for each Segment of this Indexed Account. The Indexed Account Factors used in determining Interim Segment Value and the Segment Index-Linked Credit take effect on the Segment Start Date and are guaranteed to the Segment Maturity Date but are not guaranteed for future Segments. Indexed Account Factors for each Segment are subject to the Guaranteed Indexed Account Factors shown above. The Indexed Accounts are more fully described in the Indexed Accounts section of the Policy.

Definitions

Buffer Rate – The Buffer Rate is the amount of any negative index performance that is absorbed by us at the end of the Segment Term. Any negative index performance beyond the Buffer Rate will reduce the Segment Value. The Buffer Rate is shown above.

Step Rate – The maximum rate that is used in calculating the Segment Indexed-Linked Credit Rate. The Guaranteed Minimum Step Rate is shown above. We may declare a higher Step Rate.

Accrued Step Rate – The Step Rate x (Number of days since Segment Start Date ÷ Total number of days in the Segment Term*)

[Accrued Buffer Rate – The Buffer Rate x (Number of days since Segment Start Date ÷ Total number of days in the Segment Term*)]

* The total number of days in each year of a Segment Term is 365.

[Accrued Buffer Rate – Equals 100% throughout the Segment Term]

Segment Index Performance – The percentage change in a Closing Value measured from the Segment Start Date to any day within the Segment Term. Segment Index Performance can be positive, negative, or zero.

Policy Specifications

Policy Number	[SPECIMEN]	Insured	[JOHN MIDDLE DOE]

Interim Segment Value Calculation

Interim Segment Value

The Interim Segment Value for this Indexed Account is the value calculated on any day prior to the end of the Segment Term. The Interim Segment Value is calculated as follows:

    Interim Segment Value =     The Segment Value (as defined in your Policy) + Accrued Index Return

Accrued Index Return

The Accrued Index Return is calculated as follows:

Accrued Index Return =	The Segment Value (as defined in your Policy) x Segment Index-Linked Credit Rate

Step 1 – Determine Segment Index Performance

Segment Index Performance is calculated as (b ÷ a) – 1, where:

a = the Closing Value of the Index as of the Segment Start Date; and

b = the Closing Value of the Index as of the day of the calculation.

Step 2 – Determine Segment Index-Linked Credit Rate

If the Segment Index Performance is zero, or positive,

Segment Index- Linked Credit Rate =	Accrued Step Rate

If the Segment Index Performance is less than zero,

Segment Index- Linked Credit Rate =	Lesser of zero, or (the Segment Index Performance plus the Accrued Buffer Rate).

Segment Index-Linked Credit Calculation

Segment Index-Linked Credit

At Segment Maturity, the Segment Value will be adjusted by the Segment Index-Linked Credit which is equal to the Segment Index-Linked Credit Rate multiplied by the Segment Value on that date.

Step 1 – Determine Segment Index Performance

Segment Index Performance is calculated as (b ÷ a) – 1, where:

a = the Closing Value of the Index as of the Segment Start Date; and

b = the Closing Value of the Index as of the Segment Maturity Date.

Step 2 – Determine Segment Index-Linked Credit Rate

If the Segment Index Performance is zero, or positive,

Segment Index-Linked Credit Rate =	Step Rate

If the Segment Index Performance is less than zero,

Segment Index-Linked Credit Rate =	Lesser of zero, or (the Segment Index Performance plus the Buffer Rate).

Page 9.1

Policy Specifications

[The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by affiliates of Brighthouse Financial, Inc. including Brighthouse Services, LLC and Brighthouse Life Insurance Company (collectively, “Brighthouse Financial”). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Brighthouse Financial. The Flexible Premium Adjustable Life Policy is not sponsored, endorsed, sold, or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Flexible Premium Adjustable Life Policy or any member of the public regarding the advisability of investing in securities generally or in the Flexible Premium Adjustable Life Policy particularly or the ability of the S&P 500 Index to track general market performance. S&P Dow Jones Indices’ only relationship to Brighthouse Financial with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 Index is determined, composed, and calculated by S&P Dow Jones Indices without regard to Brighthouse Financial or the Flexible Premium Adjustable Life Policy. S&P Dow Jones Indices have no obligation to take the needs of Brighthouse Financial or the owners of the Flexible Premium Adjustable Life Policy into consideration in determining, composing, or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Flexible Premium Adjustable Life Policy or the timing of the issuance or sale of the Flexible Premium Adjustable Life Policy or in the determination or calculation of the equation by which the Flexible Premium Adjustable Life Policy can be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing, or trading of the Flexible Premium Adjustable Life Policy. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Flexible Premium Adjustable Life Policy currently being issued by Brighthouse Financial, but which may be similar to and competitive with the Product. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500 Index. S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BRIGHTHOUSE FINANCIAL, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND BRIGHTHOUSE FINANCIAL, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]]

Page 9.2

Policy Specifications

Policy Number	[SPECIMEN]	Insured	[JOHN MIDDLE DOE]

  [Point-to-Point with Participation Rate

  Guaranteed Indexed Account Factors

Index	[S&P 500® Index, excluding dividends]

Segment Term	[1 YEAR]

Guaranteed Minimum Holding Account Interest Rate	[1.00]%

Guaranteed Minimum Participation Rate	[1.00]%

Floor Rate	0.00%

Overview – This describes the methods used in calculating Interim Segment Value and the Segment Index-Linked Credit for each Segment of this Indexed Account. The Indexed Account Factors used in determining Interim Segment Value and the Segment Index-Linked Credit take effect on the Segment Start Date and are guaranteed to the Segment Maturity Date but are not guaranteed for future Segments. Indexed Account Factors for each Segment are subject to the Guaranteed Indexed Account Factors shown above. The Indexed Accounts are more fully described in the Indexed Accounts section of the Policy.

Definitions

Participation Rate – The percentage of the Segment Index Performance that is used in calculating the Segment Index-Linked Credit Rate. The Guaranteed Minimum Participation Rate is shown above. We may declare a higher Participation Rate.

Floor Rate - The minimum rate that is used in calculating the Segment Index-Linked Credit Rate. The Floor Rate is shown above.

Segment Index Performance –The percentage change in the Closing Value measured from the Segment Start Date to any day within the Segment Term. Segment Index Performance can be positive, negative, or zero.

Policy Specifications

Policy Number	[SPECIMEN]	Insured	[JOHN MIDDLE DOE]

Interim Segment Value Calculation

Interim Segment Value

The Interim Segment Value for this Indexed Account is the value calculated on any day prior to the end of the Segment Term and always equals the Segment Value (see the Segment Value provision).

Segment Index-Linked Credit Calculation

Segment Index-Linked Credit

At Segment Maturity, the Segment Value will be adjusted by the Segment Index-Linked Credit which is equal to the Segment Index-Linked Credit Rate multiplied by the Segment Value on that date.

Step 1 – Determine Segment Index Performance

Segment Index Performance is calculated as (b ÷ a) – 1, where:

a = the Closing Value of the Index as of the Segment Start Date; and

b = the Closing Value of the Index as of the Segment Maturity Date.

Step 2 – Determine Segment Index-Linked Credit Rate

If the Segment Index Performance is zero, or positive,

Segment Index-Linked Credit Rate =	The Segment Index Performance x the Participation Rate

If the Segment Index Performance is less than zero,

Segment Index-Linked Credit Rate =	Floor Rate.

Page 10.1

Policy Specifications

[The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by affiliates of Brighthouse Financial, Inc. including Brighthouse Services, LLC and Brighthouse Life Insurance Company (collectively, “Brighthouse Financial”). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Brighthouse Financial. The Flexible Premium Adjustable Life Policy is not sponsored, endorsed, sold, or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Flexible Premium Adjustable Life Policy or any member of the public regarding the advisability of investing in securities generally or in the Flexible Premium Adjustable Life Policy particularly or the ability of the S&P 500 Index to track general market performance. S&P Dow Jones Indices’ only relationship to Brighthouse Financial with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 Index is determined, composed, and calculated by S&P Dow Jones Indices without regard to Brighthouse Financial or the Flexible Premium Adjustable Life Policy. S&P Dow Jones Indices have no obligation to take the needs of Brighthouse Financial or the owners of the Flexible Premium Adjustable Life Policy into consideration in determining, composing, or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Flexible Premium Adjustable Life Policy or the timing of the issuance or sale of the Flexible Premium Adjustable Life Policy or in the determination or calculation of the equation by which the Flexible Premium Adjustable Life Policy can be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing, or trading of the Flexible Premium Adjustable Life Policy. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Flexible Premium Adjustable Life Policy currently being issued by Brighthouse Financial, but which may be similar to and competitive with the Product. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500 Index.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BRIGHTHOUSE FINANCIAL, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND BRIGHTHOUSE FINANCIAL, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]]

Page 10.2

Policy Specifications

Policy Number	[SPECIMEN]	Insured	[JOHN MIDDLE DOE]

[Point-to-Point with Spread Rate

  Indexed Account Factors

Index	[S&P 500® Index, excluding dividends]

Segment Term	[1 YEAR]

Guaranteed Minimum Holding Account Interest Rate	[1.00]%

Guaranteed Maximum Spread Rate	[10.00]%

Floor Rate	0.00%

Overview – This describes the methods used in calculating Interim Segment Value and the Segment Index-Linked Credit for each Segment of this Indexed Account. The Indexed Account Factors used in determining Interim Segment Value and the Segment Index-Linked Credit take effect on the Segment Start Date and are guaranteed to the Segment Maturity Date but are not guaranteed for future Segments. Indexed Account Factors for each Segment are subject to the Guaranteed Indexed Account Factors shown above. The Indexed Accounts are more fully described in the Indexed Accounts section of the Policy.

Definitions

Spread Rate - The percentage deducted during the calculation of the Segment Index-Linked Credit Rate. The Guaranteed Maximum Spread Rate is shown above. We may declare a lower Spread Rate.

Floor Rate - The minimum rate that is used in calculating the Segment Index-Linked Credit Rate. The Floor Rate is shown above.

Segment Index Performance - The percentage change in a Closing Value measured from the Segment Start Date to any day within the Segment Term. Segment Index Performance can be positive, negative, or zero.

Policy Specifications

Policy Number	[SPECIMEN]	Insured	[JOHN MIDDLE DOE]

Interim Segment Value Calculation

Interim Segment Value

The Interim Segment Value for this Indexed Account is the value calculated on any day prior to the end of the Segment Term and always equals the Segment Value (see the Segment Value provision).

Segment Index-Linked Credit Calculation

Segment Index-Linked Credit

At Segment Maturity, the Segment Value will be adjusted by the Segment Index-Linked Credit which is equal to the Segment Index-Linked Credit Rate multiplied by the Segment Value on that date.

Step 1 – Determine Segment Index Performance

Segment Index Performance is calculated as (b ÷ a) – 1, where:

a = the Closing Value of the Index as of the Segment Start Date; and

b = the Closing Value of the Index as of the Segment Maturity Date.

Step 2 – Determine Segment Index-Linked Credit Rate

If the Segment Index Performance is zero, or positive,

Segment Index-Linked Credit Rate =	Greater of zero or the Segment Index Performance – the Spread Rate

If the Segment Index Performance is less than zero,

Segment Index-Linked Credit Rate =        Floor Rate

Page 11.1

[The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by affiliates of Brighthouse Financial, Inc. including Brighthouse Services, LLC and Brighthouse Life Insurance Company (collectively, “Brighthouse Financial”). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Brighthouse Financial. The Flexible Premium Adjustable Life Policy is not sponsored, endorsed, sold, or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Flexible Premium Adjustable Life Policy or any member of the public regarding the advisability of investing in securities generally or in the Flexible Premium Adjustable Life Policy particularly or the ability of the S&P 500 Index to track general market performance. S&P Dow Jones Indices’ only relationship to Brighthouse Financial with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 Index is determined, composed, and calculated by S&P Dow Jones Indices without regard to Brighthouse Financial or the Flexible Premium Adjustable Life Policy. S&P Dow Jones Indices have no obligation to take the needs of Brighthouse Financial or the owners of the Flexible Premium Adjustable Life Policy into consideration in determining, composing, or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Flexible Premium Adjustable Life Policy or the timing of the issuance or sale of the Flexible Premium Adjustable Life Policy or in the determination or calculation of the equation by which the Flexible Premium Adjustable Life Policy can be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing, or trading of the Flexible Premium Adjustable Life Policy. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Flexible Premium Adjustable Life Policy currently being issued by Brighthouse Financial, but which may be similar to and competitive with the Product. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500 Index.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BRIGHTHOUSE FINANCIAL, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND BRIGHTHOUSE FINANCIAL, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]]

Page 11.2

Definitions

Administrative Office

Our Administrative Office is shown on the first page of the Policy.

Annual Deduction Refund

The Annual Deduction Refund equals:

1.	The Annual Deduction at the beginning of the policy year; times
2.	The number of days to the next policy anniversary divided by 365.

Application

Application means the applications, including any amendments and supplements, for: the Policy; any riders that are made a part of your Policy; any Reinstatement; and any policy changes. A copy of your Application is attached to and is part of the Policy.

Attained Age

The Attained Age is equal to the Issue Age plus the number of completed policy years. This includes any period during which the Policy was lapsed.

Cash Value

Cash value is equal to the total of the values in the Fixed Account, Holding Accounts, Indexed Accounts, and the Loan Account.

Cash Surrender Value

The Cash Surrender Value of the Policy is the amount we use to determine what is available to you for Surrenders. It equals: the Cash Value; plus any Annual Deduction Refund; less any Policy Loan Balance; less any Surrender Charge.

Closing Value

By Closing Value of the Index, we mean the value of the Index as of the close of the New York Stock Exchange, or any other relevant stock exchange. If the Index is on an exchange other than the New York Stock Exchange, or any other relevant stock exchange, we will use that exchange’s Closing Value. We will use consistent sources to obtain the Closing Value. If these sources are no longer available for specific indices, we will select an alternative published source for the Closing Value. If no Closing Value is published for a given day, we will use the Closing Value for the nearest prior day for which the Closing Value was published. In calculating the change in value of the Index, we use the Closing Value of the Index.

Excess Loan

An Excess Loan occurs when the Cash Value of the Policy less any Surrender Charge is less than or equal to the Policy Loan Balance.

Face Amount

The Face Amount of the Policy is the dollar amount we use to calculate the Death Benefit. The Face Amount of the Policy is shown on the Policy Specifications pages.

Fixed Account

The Fixed Account is a part of our General Account. It is credited interest daily at an effective annual rate not less than the Fixed Account Guaranteed Minimum Interest Rate shown on the Policy Specifications pages. You may allocate Net Premiums and transfer amounts to this account.

Holding Accounts

Each Indexed Account has an associated Holding Account. Each Holding Account is part of our General Account and is credited interest daily at an effective annual rate not less than the Guaranteed Minimum Holding Account Interest Rate shown on the Policy Specifications pages. Each Holding Account has its own Holding Account Interest Rate and Guaranteed Minimum Holding Account Interest Rate. The Company reserves the right to change the Holding Account Interest Rate, but it can never be lower than the Guaranteed Minimum Holding Account Interest Rate shown on the Policy Specifications pages. Any amount in a Holding Account will be transferred to its associated Indexed Account on the next Segment Start Date.

5-71-22-CV	Page 12

In Writing

In Writing means in a written or other form satisfactory to us and received at our Administrative Office.

Indexed Accounts

One or more policy accounts, for which values will vary over time based, in part, on the change in value of an external index (“Index”). You may allocate Net Premiums and transfer unloaned Cash Value to these accounts. The Indexed Accounts chosen as of the Policy Start Date are shown on the Policy Specifications pages. Each chosen Indexed Account will have associated Indexed Account Factors.

Indexed Account Factors

Indexed Account Factors are used in calculating Interim Segment Value and the Segment Index-Linked Credit for each Segment of an Indexed Account. The Indexed Account Factors used in determining the Interim Segment Value and the Segment Index-Linked Credit take effect on the Segment Start Date and are guaranteed to the Segment Maturity Date but are not guaranteed for future Segments. Indexed Account Factors for each Segment are subject to the Guaranteed Indexed Account Factors shown on the Policy Specifications pages.

Insured

The Insured is the person whose life is covered by the Policy.

Issue Age

The Issue Age is the age of the Insured as of the Insured’s last birthday on the Policy Start Date. The Issue Age is shown on the Policy Specifications pages.

Loan Account

When a Policy Loan is taken or unpaid Loan Interest is added to the Loan, an amount equal to the Loan or the Loan Interest is transferred from the Fixed Account, Holding Accounts, and Indexed Accounts to the Loan Account as collateral for the Loan according to the Policy Deduction Method shown on the Policy Specifications pages. Interest is credited daily at an effective annual rate not less than the Annual Loan Account Guaranteed Interest Rate shown on the Policy Specifications pages.

Net Amount at Risk

We use the Net Amount at Risk to determine the Annual Cost of Insurance for your Policy.

The Net Amount at Risk is equal to:

•	the greater of: the Face Amount; or the (Cash Value times the applicable Minimum Death Benefit Factor); divided by
•	the Annual Cost of Insurance Factor; less
•	the Cash Value.

The Cash Value used in the Net Amount at Risk calculation is the Cash Value at the start of the policy year before the Annual Cost of Insurance Charge is taken.

The Annual Cost of Insurance Factor is shown on the Policy Specifications pages. The applicable Minimum Death Benefit Factor, as shown on the Minimum Death Benefit Factors section of the Policy Specifications pages, is based on the Insured’s Attained Age.

If the Face Amount or Death Benefit of a rider is to be included for the purposes of calculating the Net Amount at Risk, it will be indicated in the rider.

Net Premium

The Net Premium is the portion of the premium that will be applied to your Policy’s Cash Value. It is equal to: the premium paid; less the applicable Percent of Premium Charge.

Planned First Year Lump Sum

The Planned First Year Lump Sum is the amount of premium stated in the Application that is intended to be paid as a lump sum by the first policy anniversary. This amount is shown on the Policy Specifications pages.

Planned Premium Payment

The Planned Premium Payment is the amount stated in the Application that is intended to be paid as a premium on the Planned Premium Payment Due Dates. This amount is shown on the Policy Specifications pages. You may change this amount by making a request to us In Writing.

5-71-22-CV	Page 13

Planned Premium Payment Due Date

The Planned Premium Payment Due Date is based on the Policy Start Date and the mode in which you choose to pay premiums. If premiums are paid on an annual mode, it is the policy anniversary each year. If premiums are paid on other than an annual mode, it is the policy anniversary and each semi-annual, quarterly or monthly anniversary, as applicable.

Policy Issue Date

The Policy Issue Date is shown on the Policy Specifications pages. It is the date from which the contestable and suicide periods for the Policy are measured.

Policy Loan Balance

The Policy Loan Balance at any time is equal to the outstanding Loans plus Loan Interest accrued to date.

Policy Proceeds

The Policy Proceeds is the amount paid to the Beneficiary or to the person who is legally entitled to them upon receipt of due proof of the Insured’s death.

Policy Start Date

The Policy Start Date is the effective date of the Policy and is used to measure policy years, months and anniversaries.

SEC

Securities and Exchange Commission.

Separate Account

The Separate Account is a separate investment account created by us to receive and hold Net Premiums received for the Policy or other policies. The Net Premium applied to an Indexed Account is held in the Separate Account shown on the Policy Specifications pages. We have exclusive and absolute ownership and control of the assets of the Separate Account. It is a non-unitized separate account. You do not share in the investment performance of assets allocated to the Separate Account. All investment income and gains will accrue to the benefit of the Company, and losses will be borne by the Company. The obligations under this Policy are independent of the investment performance of the Separate Account and are the obligations of the Company. We will maintain in the Separate Account assets with an aggregate value at least equal to the Policy reserves associated with the Indexed Accounts. If the aggregate value of such assets should fall below such amount, the Company will transfer assets into the Separate Account so that the value of the Separate Account’s assets is at least equal to such amount.

Terminal Illness

A medical condition, certified by a physician within the last 12 months, where the Insured has a life expectancy of 12 months or less from the date of certification.

Total Indexed Account Balance

The portion of your Policy’s Cash Value in the Indexed Accounts.

We, Us, Our and the Company

We, us, our and the Company refer to Brighthouse Life Insurance Company.

You and Your

You and your refer to the Owner of the Policy.

5-71-22-CV	Page 14

Premiums

Paying Premiums for Your Policy

The initial premium is due as of the Policy Start Date. The Policy will not be in force until the initial premium is paid. If you have the Policy and the initial premium has not been paid, you have the Policy for inspection only. Premiums after the first premium must be paid at our Administrative Office or as otherwise approved by us.

Premiums may be paid in any amount and at any interval subject to the following conditions:

1.	There is a minimum amount for premium payments. Any premium payment must be at least the Minimum Premium Payment Amount shown on the Policy Specifications pages.
2.	Total premiums paid in any policy year may not be equal to or exceed an amount that would cause the Policy to fail to qualify as life insurance under applicable tax law.
3.	Premium payments cannot be made after Attained Age 121, unless they are required under a Grace Period.
4.

If we receive a premium that causes the Death Benefit to increase by an amount that exceeds that Net Premium, we have the right to refuse that premium payment. We may require additional evidence of insurability before we accept that premium payment.

You may request a change to your Planned Premium Payments. However, we will not process an increase to the Planned Premium Payment if payment of the increased planned premium would cause the Policy to fail to qualify as life insurance under applicable tax law.

If you have a Policy Loan and we receive a payment, we will treat it as a loan repayment, unless you request otherwise In Writing.

Any premium received within 21 calendar days after the policy anniversary will be applied as if it had been received on the anniversary.

Charge Applied to Your Premium Payments

We will deduct a Percent of Premium Charge from each premium we receive. The Maximum Percent of Premium Charge is shown on the Policy Specifications pages.

Allocating Net Premiums

You may allocate the Net Premiums among the Fixed Account and the Indexed Accounts. As of the Policy Start Date, the Net Premium will be allocated according to the allocations you chose at the time of the Application. While your Policy is in force, you may request In Writing, to change the allocation of future Net Premiums among the Fixed Account and Indexed Accounts. Future Net Premiums allocated to the Indexed Accounts will remain in the associated Holding Account until the policy anniversary when such amounts will transfer to the Indexed Accounts according to your latest instructions on file with us. If an Indexed Account is not available, any amount allocated to that Indexed Account will automatically be allocated to the Fixed Account.

5-71-22-CV	Page 15

Charges Applied to Your Policy

Annual Deduction

On the Policy Start Date and each policy anniversary thereafter, we deduct charges from your Policy’s Cash Value. The sum of these charges is called the “Annual Deduction” and equals:

1.	The annual charge for any riders made a part of the Policy, unless otherwise indicated in a rider; plus
2.	The Annual Administrative Charge; plus
3.	The Annual Indexed Account Charge; plus
4.	The Annual Cost of Insurance Charge.

The Annual Deduction for a policy year will be taken according to the Policy Deduction Method shown on the Policy Specifications pages. We will not take any Annual Deductions from your Policy’s Cash Value on or after Attained Age 121.

Annual Administrative Charge

An Annual Administrative Charge will be assessed on your Policy. The charge equals: the Face Amount at the beginning of the policy year; times the applicable Annual Administrative Charge Rate for the year divided by 1,000. The applicable Annual Administrative Charge Rate will never exceed the Maximum Annual Administrative Charge rate shown on the Policy Specifications pages.

Annual Indexed Account Charge

An Annual Indexed Account Charge will be assessed on your Policy. The charge equals: the Total Indexed Account Balance; times the applicable Annual Indexed Charge Rate for the year. The applicable Annual Indexed Account Charge Rate will never exceed the Maximum Annual Indexed Account Charge Rate shown on the Policy Specifications pages.

Annual Cost of Insurance Charge

An Annual Cost of Insurance Charge will be assessed on your Policy. The charge covers the cost of providing insurance coverage for the next policy year. The charge equals: the Net Amount at Risk at the beginning of the policy year; times the Annual Cost of Insurance Rate for the Insured’s Attained Age divided by 1,000.

Annual Cost of Insurance Rate

At the start of each policy year, the Annual Cost of Insurance Rate is used to calculate the Annual Cost of Insurance Charge for your Policy. The Annual Cost of Insurance Rate for each policy year is based on the Attained Age, sex, risk class, and completed years from the Policy Start Date. The Annual Cost of Insurance Rate will be determined by the Company as of the policy anniversary.

The Annual Cost of Insurance Rate will never exceed the rates shown on the Table of Guaranteed Maximum Annual Cost of Insurance Rates. Any change in the cost of insurance rates will apply to all persons of the same Attained Age, sex, and risk class whose coverage has been in force for the same length of time.

Any changes to the Annual Cost of Insurance Rates and to charges shown above will not exceed the maximums shown on the Policy Specifications pages. All Annual Cost of Insurance charges and rates may be changed based only on changes in our future expectations as to: mortality; investment earnings; taxes; expenses; capital and reserve requirements; profits and persistency. Changes will only be made according to procedures and standards filed, if required, with the state which governs the Policy. Changes will be made on a future basis only (and will not recoup past losses or distribute past gains) and will not be unfairly discriminatory.

Surrender Charge

During the surrender charge period, a Surrender Charge will apply: upon surrender; and upon lapse. The Surrender Charges are shown on the Surrender Charge Schedule in the Policy Specifications pages.

Grace Period and Reinstatement

Continuation of Insurance after Premium Payments Stop

If you stop making premium payments, the insurance provided under the Policy, including benefits provided by any rider made a part of the Policy, will continue in accordance with the provisions of the Policy for as long as the Cash Value is large enough to cover any Policy Loan Balance, the Annual Deduction, and any Surrender Charge.

5-71-22-CV	Page 16

Grace Period for Submitting Any Amount Due

If, on a monthly anniversary date, the Cash Value is less than the outstanding Policy Loan Balance, plus any Annual Deduction due, plus any Surrender Charge, we will give you a 62-day period called the “Grace Period” to allow you to pay an amount sufficient to keep your Policy from lapsing. The required amount is called the “Amount Due”. At the start of the Grace Period, we will send you a notice of the Amount Due. We will send this notice to your last known address, to the address of any other person you have designated to receive notice as a protection against unintentional lapse, and to that of any assignee on record. If we do not receive the Amount Due by the end of the Grace Period: the Policy will lapse, and it will terminate without value.

If the Insured dies during the Grace Period, any unpaid Annual Deduction due to the date of death will be deducted from the Policy Proceeds.

Reinstating Your Policy after Lapse

If the Policy has lapsed, you may reinstate your Policy within three years from the date of lapse and prior to Attained Age 121. This is called a “Reinstatement”. To reinstate, you must submit a request In Writing and the following:

1.	Proof that the Insured is insurable by our standards.
2.	Payment of any Policy Loan Balance that was outstanding on the date of lapse.
3.	Payment of any Annual Deduction due and not paid at the time of lapse.
4.	Payment of any Surrender Charge imposed at the time of lapse and not paid.
5.	If Reinstatement occurs on a date other than a policy anniversary, payment of a portion of the Annual Deduction for the year of Reinstatement.

If the Insured is alive on the date we approve the request for Reinstatement, the Policy will be in force from the monthly anniversary date following the date all Reinstatement requirements are met.

If the Insured is not alive on the date we approve the request for Reinstatement, such approval is void and the Policy will remain lapsed.

Riders may be reinstated if stated in the rider or with our consent.

Any Cash Value at the time of Reinstatement will be allocated to the Fixed Account.

The Cash Value following Reinstatement will include any Surrender Charge taken at the time of lapse.

Paid-Up Life Insurance Option

You can exchange your Policy while it is in force, on any policy anniversary before Attained Age 121, for a new policy that provides Paid-Up Life Insurance. Your request for the exchange must be In Writing on or before the policy anniversary on which the exchange is to be effective. This Policy will be void as of the date of the exchange. Paid-Up Insurance will be provided by using the Cash Surrender Value of the Policy as a net single premium at the then current age of the Insured as calculated by the issuing company for that plan of insurance. Paid-Up Life Insurance is permanent life insurance with no further premiums due. The Paid-Up Life Insurance will be issued: on a plan of insurance offered by us or one of our affiliates; and with a start date as of the date this Policy ends.

5-71-22-CV	Page 17

Accounts

Fixed Account

The Fixed Account is a part of our General Account. It is credited interest daily at an effective annual rate not less than the Fixed Account Guaranteed Minimum Interest Rate shown on the Policy Specifications pages. You may allocate Net Premiums and transfer amounts to this account.

Holding Accounts

Each Indexed Account has an associated Holding Account. Each Holding Account is credited interest daily at an effective annual rate not less than the Guaranteed Minimum Holding Account Interest Rate shown on the Policy Specifications pages. Each Holding Account has its own Guaranteed Minimum Holding Account Interest Rate. The Company reserves the right to change the Holding Account Interest Rate but it can never be lower than the Guaranteed Minimum Holding Account Interest Rate shown on the Policy Specifications pages. Any amount in a Holding Account will be transferred to its associated Indexed Account on the next Segment Start Date.

Indexed Accounts

One or more policy accounts we make available, for which values will vary over time based, in part, on the change in value of an external index (“Index”). You may allocate Net Premiums and transfer amounts to these accounts. The Indexed Accounts chosen as of the Policy Start Date are shown on the Policy Specifications pages. Any Indexed Accounts chosen after the Policy Start Date will be shown on new Policy Specifications pages. Each chosen Indexed Account will have associated Indexed Account Factors.

Indexed Account Factors are used in calculating Interim Segment Value and the Segment Index-Linked Credit for each Segment of an Indexed Account. The Indexed Account Factors used in determining the Interim Segment Value and the Segment Index-Linked Credit take effect on the Segment Start Date and are guaranteed to the Segment Maturity Date but are not guaranteed for future Segments. Indexed Account Factors for each Segment are subject to the Guaranteed Indexed Account Factors shown on the Policy Specifications pages.

If an Index is discontinued or if the calculation of an Index is substantially changed, we may substitute a comparable index, subject to approval by the state in which this Policy was issued, if required. We will notify you and any assignee of record at the respective last known addresses before a substitute index is used. You may allocate all or a portion of the Net Premiums to any available Indexed Account. We reserve the right to add Indexed Accounts or to cease offering one or more Indexed Accounts at any time, in a nondiscriminatory manner. In such case, we will notify you and any assignee of the change at the respective last known addresses.

Amounts in Indexed Accounts are held in the Separate Account shown on the Policy Specifications pages. We have exclusive and absolute ownership and control of the assets of the Separate Account. It is a non-unitized separate account. You do not share in the investment performance of assets allocated to the Separate Account. All investment income, gains and losses, whether or not realized, from assets allocated to the Separate Account are borne by the Company. The obligations under this Policy are independent of the investment performance of the Separate Account and are the obligations of the Company.

We will maintain in the Separate Account assets with an aggregate value at least equal to the Policy reserves associated with the Indexed Accounts.

If the aggregate value of such assets should fall below such amount, the Company will transfer assets into the Separate Account so that the value of the Separate Account’s assets is at least equal to such amount.

Loan Account

When a Policy Loan is taken or unpaid Loan Interest is added to the Loan, an amount equal to the Loan or the Loan Interest is transferred from the Fixed Account, Holding Accounts, and Indexed Accounts to the Loan Account as collateral for the Loan according to the Policy Deduction Method shown on the Policy Specifications pages. Interest is credited daily to the Loan Account. The Company reserves the right to change the credited rate but it can never be lower than the Annual Loan Account Guaranteed Minimum Interest Rate shown on the Policy Specifications pages.

5-71-22-CV	Page 18

Indexed Accounts

Indexed Account Segment (“Segment”)

On the Policy Start Date, a Segment is created when any part of the initial Net Premium is allocated to that Indexed Account. After the Policy Start Date, a Segment is created when a transfer of Cash Value is made to that Indexed Account. The date a Segment is created is called the Segment Start Date. Cash Value can be transferred to an Indexed Account only on a policy anniversary. Once a Segment is created, the Indexed Account Factors will not change for the Segment during the Segment Term. The Segment Maturity Date is the last date of the Segment Term. This date will always be a policy anniversary. Any Segment in effect at the time of Policy lapse will not be reinstated upon any Reinstatement of the Policy.

Indexed Account Segments have both a Segment Value and an Interim Segment Value as described below. These values are used to calculate your Indexed Account Cash Value.

Segment Value

The Segment Value on the Policy Start Date equals the portion of the initial Net Premium received and allocated to the Indexed Account, less any Annual Deduction taken from that Indexed Account at such time.

On a Segment Start Date after the Policy Start Date, the Segment Value equals:

1.	Any amount transferring into the Segment, plus
2.	Any Net Premium paid on that date allocated to the Indexed Account, less
3.	Any amount transferred from the Indexed Account to the Fixed Account or a different Indexed Account; less
4.	Any part of the Annual Deduction charged to the Indexed Account to cover the policy year that starts on that day.

On any other day, prior to the Segment Maturity Date, the Segment Value equals:

1.	The Segment Value as of the prior day; less
2.	Any amount transferred from the Segment to the Loan Account on that day; less
3.	Any cash value reduction resulting from an acceleration of the Death Benefit.

On the Segment Maturity Date, the Segment Value equals:

1.	The Segment Value as of the prior day; less
2.	Any amount transferred from the Segment to the Loan Account on that day; less
3.	Any cash value reduction resulting from an acceleration of the Death Benefit; plus
4.	The Segment Index-Linked Credit.

Segment Index-Linked Credit

The Segment Index-Linked Credit is calculated using the Indexed Account Factors effective on the Segment Maturity Date, and may be positive, negative, or zero. The calculation can be found on the Policy Specifications pages. Segment Index-Linked Credit is only applied on the Segment Maturity Date.

Interim Segment Value

The Interim Segment Value for each Indexed Account is the Value used to determine the Indexed Account Cash Value on any day prior to the end of the Segment Term. The Interim Segment Value calculation varies by Indexed Account and can be found on the Policy Specifications pages.

Segment Maturity Cash Value

On the Segment Maturity Date, the maturing Segment ends. At least 15 days prior to your Segment Maturity Date, we will notify you in writing of all Indexed Accounts and Indexed Account Factors that will be available on your policy anniversary.

If you do not provide instructions In Writing, any Segment Maturity Cash Value will remain in the same Indexed Account with the Indexed Account Factors that apply to the new Segment. If that Indexed Account is not available any amount allocated to that Indexed Account will automatically be allocated to the Fixed Account.

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Your Policy’s Value

Cash Value of Your Policy

Your Policy will accumulate Cash Value. The Cash Value of your Policy equals the total of the values in the Fixed Account, Holding Accounts, Indexed Accounts, and the Loan Account. See the Accessing Your Policy Value section for information on the value available to you.

Fixed Account Cash Value

The Cash Value in the Fixed Account on the Policy Start Date equals: the portion of the Net Premium received and allocated to the Fixed Account; less the portion of the Annual Deduction charged to the Fixed Account.

The Cash Value in the Fixed Account on a policy anniversary equals:

1.	The Cash Value in the Fixed Account on the prior day; plus
2.	Any Fixed Account Interest credited on such amount since the prior day; plus
3.	Any Net Premium paid on that date and allocated to the Fixed Account; plus
4.	Any amount transferred from the Loan Account or an Indexed Account to the Fixed Account on that day; less
5.	Any amount transferred from the Fixed Account to an Indexed Account or the Loan Account; less
6.	Any cash value reduction resulting from an acceleration of the Death Benefit; less
7.	Any part of the Annual Deduction charged to the Fixed Account to cover the policy year that starts on that day.

On any other day, the Cash Value in the Fixed Account equals:

1.	The Cash Value in the Fixed Account on the prior day; plus
2.	Any Fixed Account Interest credited on such amount since the prior day; plus
3.	Any Net Premium paid on that date and allocated to the Fixed Account; plus
4.	Any amount transferred from the Loan Account to the Fixed Account on that day; less
5.	Any amount transferred from the Fixed Account to the Loan Account on that day; less
6.	Any cash value reduction resulting from an acceleration of the Death Benefit.

Indexed Account Cash Value

The Cash Value of each Indexed Account is as follows:

1.	On the Segment Start Date, and Segment Maturity Date, it equals the Segment Value in that Indexed Account.
2.	On any other day, it equals the Interim Segment Value in that Indexed Account.

Holding Account Cash Value

The Cash Value in any Holding Account on the Policy Start Date equals zero.

The Cash Value in any Holding Account on a policy anniversary equals:

1.	The Cash Value in the Holding Account as of the prior day; plus
2.	Any Holding Account Interest credited on such amount since the prior day; plus
3.	Any amount transferred from the Loan Account to the Holding Account on that day; less
4.	Any amount transferred from the Holding Account to an Indexed Account or the Loan Account; less
5.	Any cash value reduction resulting from an acceleration of the Death Benefit; less
6.	Any part of the Annual Deduction charged to the Holding Account to cover the policy year that starts on that day.

On any other day, the Holding Account Cash Value equals:

1.	The Cash Value in the Holding Account as of the prior day; plus
2.	Any Holding Account Interest credited on such amount since the prior day; plus
3.	Any Net Premium paid on that date and allocated to the Holding Account; plus
4.	Any amount transferred from the Loan Account to the Holding Account on that day; less
5.	Any amount transferred from the Holding Account to the Loan Account on that day; less
6.	Any cash value reduction resulting from an acceleration of the Death Benefit.

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Your Policy’s Value (continued)

Loan Account Cash Value

The Cash Value in the Loan Account on the Policy Start Date equals zero.

The Cash Value in the Loan Account on any day equals:

1.	The Cash Value in the Loan Account as of the prior day; plus
2.	Any Loan Account Interest credited on such amount since the prior day; plus
3.	Any amount transferred from the Fixed Account, Holding Accounts, and Indexed Accounts to the Loan Account on that day; less
4.	Any amount transferred to the Fixed Account or to a Holding Account from the Loan Account on that day.

Cash Value Reallocation

While your Policy is in force, you may request to change the allocation of unloaned Cash Value among the Fixed Account and the Indexed Accounts. The request must be In Writing and will take effect on the next policy anniversary.

Amounts in the Loan Account cannot be reallocated to the Fixed Account or Indexed Accounts.

Cash Value of Your Policy on and after Attained Age 121

If the Policy is continued beyond Attained Age 121, the Cash Value on and after Attained Age 121 will be determined in the same way described in the Cash Value of Your Policy provision, except:

1.	There will be no Annual Deductions taken; and
2.	Premium Payments cannot be made on or after Attained Age 121, except for payments required under a Grace Period.

Basis of Computation

The minimum cash values in the Fixed Account are based on:

1.	The Basis of Computation of Minimum Cash Value table shown on the Policy Specifications page; and
2.	Compound interest at an annual rate of not less than the Fixed Account Guaranteed Minimum Interest Rate shown on the Policy Specifications page.

All values are at least equal to those required by any applicable law of the state that governs the Policy. We have filed a detailed statement, if required, of the method of calculating cash values and reserves with the insurance supervisory official of that state.

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Accessing Your Policy Value

Loans

Borrowing Money from Your Policy

If your Policy has Loan Value, you may borrow money from your Policy by making a request In Writing. The maximum amount you may borrow is defined below as the Loan Value.

The Loan Value on the date the loan is made equals:

1.	The Cash Value times the Percentage Used to Calculate Loan Value as shown on the Policy Specifications pages; plus
2.

Interest at the Fixed Account Guaranteed Minimum Interest Rate, Guaranteed Minimum Holding Account Interest Rate, and Loan Account Guaranteed Minimum Interest Rate credited to the next policy anniversary; less

3.	Any Policy Loan Balance; less
4.	Loan Interest at the Annual Maximum Fixed Loan Interest Rate to the next policy anniversary; less
5.	Any Surrender Charge.

The Policy will be the sole security for such Loan. We have the right to defer your Loan for up to six months from the date we receive your request, unless the loan is being used to pay premiums to us.

Loan Interest

Interest will accrue daily based on the Policy Loan Balance and will be due on each policy anniversary. Such interest is calculated using compound interest at the Annual Maximum Fixed Loan Interest Rate shown on the Policy Specifications pages. We may use a lower interest rate.

Repaying Your Loan and Loan Interest

Your Policy Loan Balance can be repaid in whole or in part at any time before the death of the Insured and while the Policy is in force. Any loan repayment must be at least [$50] unless you are paying the entire Policy Loan Balance. If you have a Policy Loan and we receive a payment, any payment we receive will be applied as a loan repayment unless it is clearly marked as a premium payment. Any loan repayment amount that is not Loan Interest will be transferred from the Loan Account to the Fixed Account or the Holding Accounts, according to your latest premium allocation instructions on file with us.

The Policy Proceeds and Cash Surrender Value reflect the deduction of any outstanding Policy Loan Balance.

Loan Interest is due on each policy anniversary. Any portion of the Loan Interest that is not paid when due will be added to the Loan and will bear interest at the same rate as the Loan.

Excess Loan

If your Policy has an Excess Loan, we will send a notice to your last known address, to the address of any other person you have designated to receive notice, and to that of any assignee on record. We will allow you a Grace Period for payment of the excess due. If the excess due remains unpaid at the end of the Grace Period, the Policy will terminate without value. The Grace Period will end 62 days from the date the notice is sent. See the Grace Period for Submitting any Amount Due provisions.

Acceleration of Death Benefit for Terminal Illness

Requesting an Accelerated Death Benefit

While the Policy is in force, you may request an Accelerated Death Benefit for Terminal Illness only one time. Requests must be In Writing. The request is subject to the Eligibility Conditions and the Minimum and Maximum Limits provision shown below. Any riders attached to the Policy may terminate when an Accelerated Death Benefit Payment is made. See your rider’s termination provision for more information. A new Policy Specifications pages will be sent to you to show the removal of the riders.

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Eligibility Conditions

Your right to an Accelerated Death Benefit Payment is subject to the following:

1.

You must provide proof In Writing satisfactory to us that the Insured has a Terminal Illness. The physician who provides the Terminal Illness certification may not be you, the Insured, or a member of the Insured’s or Owner’s family. We have the right to have the Insured examined at our expense by a physician we choose.

2.	Any irrevocable beneficiary must give consent In Writing for the Accelerated Death Benefit Payment.
3.	Any assignee must give consent In Writing for the Accelerated Death Benefit Payment.
4.	Your Policy is not eligible for this benefit if:
a.	You are required by law to use the Policy to meet the claims of creditors, whether in bankruptcy or otherwise; or
b.	You are required by a government agency to use the Policy to apply for, obtain, or keep a government benefit or entitlement.

Minimum and Maximum Limits

1.	The Accelerated Death Benefit amount requested must be at least equal to the Minimum Accelerated Death Benefit Amount shown on the Policy Specifications pages.
2.	The Accelerated Death Benefit amount requested cannot exceed the Maximum Accelerated Death Benefit Amount shown on the Policy Specifications pages.

Payment of Accelerated Death Benefit

The Accelerated Death Benefit Payment is equal to the Accelerated Death Benefit amount less any amount we apply to repay the Policy Loan Balance. However, we will only apply an amount up to the Policy Loan Balance multiplied by the percentage of the Death Benefit that has been accelerated.

An Accelerated Death Benefit Payment will be due immediately upon receipt of the due written proof that all Eligibility Conditions are met. The Accelerated Death Benefit Payment will be paid to you in one lump sum.

We will provide to you and any irrevocable beneficiary a disclosure statement showing the effect of the acceleration on the Policy’s values both when you first request, and upon payment of, the Accelerated Death Benefit Payment.

If the Insured dies after the Owner elects to receive an Accelerated Death Benefit Payment, but before any such payment is made, the election shall be cancelled and the Policy Proceeds will be paid.

Effect of Accelerated Death Benefit Amount on Policy Values

All policy values will be reduced by a proportional percentage. This percentage is equal to the Accelerated Death Benefit Amount divided by the Death Benefit immediately before the Accelerated Death Benefit Payment is made.

Upon acceleration, the Annual Deduction will be based on the reduced values of the Policy and any remaining Rider charges.

Policy Surrenders

Cash Surrender Value

The Cash Surrender Value of the Policy is the amount we use to determine what is available to you for Surrenders. It equals: the Cash Value; plus any Annual Deduction Refund; less any Policy Loan Balance; less any Surrender Charge.

Surrendering Your Policy

You may surrender the Policy for its Cash Surrender Value during the lifetime of the Insured. We will determine the Cash Surrender Value as of the date we receive your request In Writing. The Cash Surrender Value will be paid to you in one lump sum.

If you surrender the Policy within 31 days after the policy anniversary date, the Cash Surrender Value you receive will not be less than the Cash Surrender Value on that anniversary date, reduced by: any Loans taken; and any Loan Interest accrued to date.

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Policy Surrenders (continued)

Our Right to Postpone Payment

We may be required to suspend or delay the payment of death benefits, the calculation of surrenders, Loans, and transfers under the Policy when we cannot obtain a Closing Value for the circumstances listed below:

1.	The New York Stock Exchange, or any other relevant stock exchange, is closed (other than customary weekend and holiday closings);
2.	Trading on the New York Stock Exchange, or any other relevant stock exchange, is restricted;
3.	An emergency exists such that we cannot obtain a Closing Value of an Index; or
4.	During any other period when a regulator by order, so permits.

We have the right to defer payment of the part of any amount paid from the Fixed Account or the Holding Accounts on surrender for not more than six months.

The Policy is intended to qualify as a life insurance contract under U.S. federal income tax law. The provisions of the Policy shall be interpreted to ensure and maintain such tax qualification, despite any other provision to the contrary. In no event will the amount payable upon the death of the Insured be less than the minimum amount required to permit the Policy to ensure or maintain such tax qualification.

We will pay interest on the proceeds in accordance with state law from the date they become payable to the date of payment, if so required by state law.

Benefits Payable on or after Attained Age 121

Benefits Payable on or after Attained Age 121

On or after Attained Age 121, the Death Benefit will be calculated using the Minimum Death Benefit Factor for Attained Age 121.

Benefits Provided by Your Policy

Death Benefit

Death Benefit

The Death Benefit is equal to the greater of:

1.	The Face Amount; or
2.	The Cash Value plus any Annual Deduction Refund; times the applicable Minimum Death Benefit Factor.

Payment to Your Beneficiary

We will pay the Policy Proceeds to the Beneficiary, or to the person who is legally entitled to them, upon receipt of due proof of the Insured’s death. Payment will be made in a lump sum.

If the Insured dies while this Policy is in force, the Policy Proceeds are equal to:

1.	The Death Benefit as of the date of the Insured’s death; plus
2.	Any insurance on the life of the Insured provided by riders; plus
3.	Any Annual Deduction Refund; plus
4.	Any premium received after the date of the Insured’s death; less
5.	Any unpaid Annual Deduction due under a Grace Period provision as of the date of the Insured’s death; less
6.	Any Policy Loan Balance.

The Policy is intended to qualify as a life insurance contract under U.S. federal income tax law. The provisions of the Policy shall be interpreted to ensure and maintain such tax qualification, despite any other provision to the contrary. In no event will the amount payable upon the death of the Insured be less than the minimum amount required to permit the Policy to ensure or maintain such tax qualification.

We will pay interest on the proceeds in accordance with state law from the date they become payable to the date of payment, if so required by state law.

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General Provisions of Your Policy

The Contract

The Policy includes the attached Application; any attached riders; and any endorsements. Together they comprise the entire contract and are made a part of the Policy when the insurance applied for is accepted. Any change to the Policy must be In Writing and approved by our President, Vice President or Secretary. No other persons have the authority to alter or change any terms, conditions, or agreements of the Policy, or to waive any of its provisions.

If we make any payment in good faith, relying on our records or evidence supplied to us, our duty will be fully discharged. We have the right to correct any errors in the Policy.

Rights Reserved By Us

Upon notice to you, this Policy may be modified by us, but only if such modification is necessary to make changes as required by the Internal Revenue Code or by any other applicable law, regulation or interpretation in order to continue treatment of this Policy as life insurance.

Statements Made in the Application for the Policy

In the absence of fraud, all statements made by the Insured or on the Insured’s behalf, or by the Owner or on the Owner’s behalf, will be deemed representations and not warranties. Material misstatements will not be used to void the Policy or any rider or to deny a claim unless made in the Application for the Policy or a rider.

Claims of Creditors

To the extent permitted by law, neither the Policy nor any payment under it will be subject to the claim of creditors.

Misstatement of Age or Sex

If we determine that there was a misstatement of age or sex reflected in the Policy, the Death Benefit will be recalculated based on the Annual Cost of Insurance Charge on the prior policy anniversary and the Annual Cost of Insurance Charge Rate based on the correct age and sex. Future Annual Deductions will be based on the correct age and sex.

Unisex Basis

If the Policy is issued on a unisex basis, all rates, benefits and values that contain differences based on sex are modified to provide the same rates, benefits, and values regardless of sex. See bottom of page 3 which tells you whether the Policy is issued on a sex-distinct or unisex basis.

Incontestability Period

We cannot contest the coverage after the Policy has been in force during the lifetime of the Insured for two years from its Policy Issue Date. This provision will not apply to any rider that contains its own incontestability clause. If the Policy is reinstated, a new two year contestability period, during the lifetime of the Insured, will begin as of the date the Policy was reinstated. The Policy will be contestable only as to statements made in the reinstatement application.

If the Policy was issued as the result of the exercise of an option given in another policy and proof of insurability was not required, the contestable period applicable to the coverage resulting from the option exercise will end at the same time as it would have under the original policy.

Suicide Exclusion

If the Insured dies by suicide, while sane or insane, within two years from the Policy Issue Date, the amount payable will be limited to: the amount of premiums paid (without interest); less any Policy Loan Balance on the date of death.

If the Insured dies by suicide, while sane or insane, within two years from the date the Policy was reinstated, the amount payable will be limited to: the amount paid to reinstate the policy; less any Policy Loan Balance on the date of death.

If the Policy was issued as the result of the exercise of an option given in another policy and proof of insurability was not required, the suicide period applicable to the coverage resulting from the option exercise will end at the same time as it would have ended under the original policy.

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General Provisions of Your Policy (continued)

Illustration of Benefits

You may ask us In Writing to send you an illustration of benefits. We may charge a fee for any requested illustration after the first in each policy year. This fee will not exceed [$25.00].

Tax Withholding

We will deduct any withholding taxes required by applicable law.

Annual Report

Each year, or more often if required by law or regulation, we will send you a report that shows current information, as of a date not more than four months prior to the date of mailing. This information includes the following:

1.	The beginning and end dates of the current report period;
2.	The Cash Value at the beginning and the end of the current report period;
3.	The amounts that have been credited or debited during the current report period (identified by type);
4.	The Policy Loan Balance, if any, at the end of the current period;
5.	The Death Benefit at the end of the current period; and
6.	The Cash Surrender Value, if any, at the end of the current report period.

If assuming guaranteed interest, mortality and expense charges, and continued Planned Premium payments, the Cash Surrender Value will not be sufficient to maintain the Policy in force until the end of the next reporting period, a notice to this effect will be included in the report.

Owner and Beneficiary

Owner of the Policy

The Owner of the Policy is named in the Application. The Owner can be any person, including an individual, a corporation, partnership, trust or charity. After the Policy Issue Date but before the death of the Insured, you can change the Owner. The new Owner will have all of the rights of the Owner, including the right to make a further change of Owner.

A change of Owner will void any prior Beneficiary designation unless there is an irrevocable Beneficiary. Irrevocable Beneficiaries must consent to any change of Beneficiary.

If there is more than one Owner, all Owners must exercise the rights of ownership by joint action. At the death of an Owner who is a natural person, that Owner’s estate will be the Owner, unless a successor Owner or contingent Owner has been named. The rights of the Owner will end at the death of the Insured, except as provided in the Beneficiary of Your Policy provision.

Beneficiary of Your Policy

Your Beneficiary can be any person, including an individual, a corporation, partnership, trust or charity. After the Policy Issue Date but before the death of the Insured, you can change the Beneficiary; however, an irrevocable Beneficiary cannot be changed without the consent of the irrevocable Beneficiary. The Beneficiary has no interest in the Policy until the death of the Insured. A person must survive the Insured to qualify as Beneficiary. If no Beneficiary survives, the proceeds will be paid to the Owner, if alive, otherwise to the Owner’s estate.

Procedure for Changing the Owner or Beneficiary

You must make a request In Writing during the Insured’s lifetime to change the Beneficiary or Owner. Once the request is received, unless you tell us otherwise, the change will take effect as of the date you signed the request, whether or not the Insured is living when we receive your request. The change will be subject to any legal restrictions. It will also be subject to any payment we made or action we took before we received the change.

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Interpretation of Owner and Beneficiary Designations

A numbered sequence can be used to name successive Owners or Beneficiaries. Co-beneficiaries will receive equal shares unless otherwise stated.

In naming (designating) Owners or Beneficiaries, unless you tell us otherwise, if you use the terms below, they will be interpreted as stated in this provision:

1.	A general designation of unnamed children as a group of Beneficiaries includes all future children born to or adopted by the Insured after the date of the designation, including a posthumous child.
2.

“Provision for issue” means that if a named Beneficiary does not survive the Insured, the share of the Policy Proceeds for that Beneficiary will go to that Beneficiary’s living issue by right of representation.

3.	A designation that specifies a family relationship such as “wife,” “husband,” “spouse,” or “child” refers to their relationship to the Insured.

At the time of payment of benefits, we can rely on an affidavit of any Owner or other responsible person to determine family relations or members of a class.

Assignments

If you make an absolute assignment of the Policy, the assignee will be the new Owner and Beneficiary. If you make a collateral assignment of the Policy, there is no change of Owner or Beneficiary. However, the rights of the Owner and Beneficiary will be subject to the terms of the collateral assignment. You must give us notice of an assignment. An assignment, unless you tell us otherwise, will be effective on the date signed by you, subject to any payments made or actions taken by us prior to receipt of such notice.

We will not be a party to a collateral assignment, nor will we be responsible for verifying any information provided to us in connection with any assignment or determining whether or not an assignment is valid. We reserve the right to require our prior approval before the Policy can be assigned.

An assignment, unless you tell us otherwise, will be effective on the date signed by you, subject to any payments made or actions taken by us prior to receipt of such notice.

If you make an absolute assignment of the Policy, the assignee will be the new Owner and Beneficiary. If you make a collateral assignment of the Policy, there is no change of Owner or Beneficiary. However, the rights of the Owner and Beneficiary will be subject to the terms of the collateral assignment. You must give us notice of an assignment. An assignment, unless you tell us otherwise, will be effective on the date signed by you, subject to any payments made or actions taken by us prior to receipt of such notice. We will not be a party to a collateral assignment nor will we be responsible for verifying any information provided to us in connection with any assignment or determining whether or not an assignment is valid.

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See next page.

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FLEXIBLE PREMIUM ADJUSTABLE LIFE POLICY

Brief Description of Your Policy

This is a flexible premium adjustable life insurance policy with index-linked crediting and an acceleration of death benefit for terminal illness provision. Premiums can be paid until Attained Age 121. Benefits, values, periods of coverage and Premiums are on an indeterminate basis. The Policy is Non-Participating; therefore, it does not pay dividends.

WHILE POLICY VALUES MAY BE AFFECTED BY THE PERFORMANCE OF AN EXTERNAL INDEX, THE INDEXED ACCOUNTS DO NOT DIRECTLY PARTICIPATE IN ANY STOCK OR EQUITY INVESTMENT NOR DO THEY INVEST DIRECTLY IN ANY INDEX. BENEFITS AND VALUES, WHEN BASED ON THE VALUE OF AN INDEXED ACCOUNT, ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

All Policy values will be reduced if an Accelerated Death Benefit Payment is made. You should consult a tax adviser to determine the current tax consequences before requesting any Accelerated Death Benefit Payment.

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